Exhibit 10.117
COMPUWARE CORPORATION
AMENDED AND RESTATED 2005 NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN
FORFEITURE AND REPLACEMENT AGREEMENT
     THIS FORFEITURE AND REPLACEMENT AGREEMENT (“Agreement”) dated                     , is between COMPUWARE CORPORATION (the “Company”) and «director» (the “Director”).
     WHEREAS, the Director is currently a participant in the Amended and Restated 2005 Directors’ Deferred Compensation Plan (the “Plan”);
     WHEREAS, the Director currently has the right to receive a payment of cash pursuant to prior deferrals made by the Director under the Plan (the “Deferred Compensation Payment”) to be paid out in accordance with the Director’s Deferred Compensation Distribution Election Agreement;
     WHEREAS, the Director desires to forfeit all rights to the Deferred Compensation Payment, any rights granted under the Director’s Deferred Compensation Agreement and the Director’s Deferred Compensation Distribution Election Agreement;
     WHEREAS, IRS Notice 2007-86 permits a change in the time and form of payment under the Plan on or before December 31, 2008 without triggering a change in the time and form of payment under Internal Revenue Code Section 409A(a)(4)(C) or an acceleration of payment under Internal Revenue Code Section 409A(a)(3) for a payment under the Plan that would not otherwise be payable in 2008;
     WHEREAS, the Company desires to replace these forfeited rights with an equivalent value of Restricted Stock Units pursuant to the attached Restricted Stock Unit Award Agreement and the Compuware Corporation 2007 Long Term Incentive Plan (the “LTIP”) and permit the Director to make a change in the time and form of payment;
     WHEREAS, Director is making a change in the time and form of payment pursuant to the attached Director Deferred Compensation Agreement;
     THEREFORE, the Director and the Company agree to the following:
     1. As of January 1, 2009, the Director shall forfeit all rights to the payment in cash of the Deferred Compensation Payment.
     2. As of January 1, 2009, the Director shall forfeit all rights under the Director’s Deferred Compensation Agreement and the Director’s Deferred Compensation Distribution Election Agreement, and such agreements shall be cancelled as of such date.
     3. As of January 1, 2009, the Company shall grant the Director a number of Restricted Stock Units under the LTIP determined by dividing the Deferred Compensation Payment as of January 1, 2009 by the average of the high and low sale prices per share of the Company’s common stock on Nasdaq on December 31, 2008 (or if the Common Stock is not traded on the Nasdaq on such date, then on the next preceding date on which the Common Stock was so traded) and such Restricted Stock Units shall have such other terms as set forth in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A.
     4. The Director has had an opportunity to review this Agreement with Director’s independent tax advisor.
     IN WITNESS WHEREOF, the undersigned agreed to the terms of this Agreement and executed as of the date set forth above.

COMPUWARE CORPORATION
By:
Daniel S. Follis, Jr.
General Counsel & Secretary

DIRECTOR
By: